Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 28, 2018, with respect to the financial statements and supplemental schedules included in the Annual Report of TopBuild Corp. 401(k) Plan on Form 11-K, as of and for the year ended December 31, 2017.  We hereby consent to the incorporation by reference of said report in the Registration Statement of TopBuild Corp. on Form S-8 (File No. 333-205396).

/s/ Frazier & Deeter, LLC

Tampa, Florida

June 28, 2018